Exhibit (h)(1)(xv)

AMENDMENT ELEVEN TO ADMINISTRATION AGREEMENT

This Amendment, dated November 7, 2014, amends the Administration Agreement (“Agreement”) dated September 9, 2010 between J.P. Morgan Investor Services Co. (“J.P. Morgan”) and the AQR Funds, a Delaware statutory trust, on behalf of each series listed on Schedule 1 of the Agreement and each Cayman Islands entity listed on Schedule 1 of the Agreement. Unless otherwise defined herein, capitalized terms shall have the meaning ascribed to such terms in the Agreement.

WHEREAS, the parties hereto wish to amend Schedule 1 of the Agreement in order to revise the list of funds covered by the Agreement.

NOW, THEREFORE, the parties hereby agree to amend the Agreement, to be effective as of the date hereof, in the following respects:

1.	Schedule 1 of the Agreement includes the following Funds:

AQR TM Large Cap Multi-Style Fund

AQR TM Small Cap Multi-Style Fund

AQR TM International Multi-Style Fund

AQR TM Emerging Multi-Style Fund

2.	Except as modified herein, all other provisions of the Agreement shall continue in full force and effect.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their duly authorized representatives to be effective as of the date hereof.

AQR FUNDS,		J.P. MORGAN INVESTOR SERVICES CO.
on behalf of each series listed in Schedule 1 of the Agreement

By:	/s/ Brendan Kalb	By:	/s/ Harvey M. Rosen
Name:	Brendan Kalb	Name:	Harvey M. Rosen
Title:	Executive Vice President and Secretary	Title:	Executive Director

AQR MANAGED FUTURES STRATEGY
OFFSHORE FUND LTD.

AQR RISK PARITY OFFSHORE FUND LTD.

AQR MULTI-STRATEGY ALTERNATIVE
OFFSHORE FUND LTD.

AQR RISK-BALANCED COMMODITIES
STRATEGY OFFSHORE FUND LTD.

AQR RISK PARITY II MV OFFSHORE
FUND LTD.

AQR RISK PARITY II HV OFFSHORE
FUND LTD.

AQR MANAGED FUTURES STRATEGY HV
OFFSHORE FUND LTD.

AQR STYLE PREMIA ALTERNATIVE
OFFSHORE FUND LTD.

AQR GLOBAL MACRO OFFSHORE FUND LTD.

AQR STYLE PREMIA ALTERNATIVE LV
OFFSHORE FUND LTD.

By:	/s/ Nicole DonVito
Name:	Nicole DonVito
Title:	Director